Exhibit 99.1

Press Release

Sopra Group Announces a Plan of Merger,
via its Subsidiary Axway, with Tumbleweed Communications

PARIS, France – June 6, 2008 – Sopra Group (Euronext Paris: SOP) and Tumbleweed Communications (Nasdaq: TMWD) today announced a plan of merger in which Sopra Group, via its subsidiary Axway, would acquire all the outstanding Tumbleweed stock in cash at $2.70 per share. The proposed transaction is subject to customary closing conditions including regulatory and Tumbleweed stockholder approvals, and is expected to close in the third calendar quarter of 2008. Tumbleweed’s operations will then be combined with those of Axway. Together, Axway and Tumbleweed will offer integrated collaborative business solutions to more than 11,000 customers globally.

Tumbleweed provides Secure Content Delivery Solutions to more than 3,300 customers in various industries including financial services, healthcare and government. Tumbleweed reported revenue of $57 million (approximately €38 million) in fiscal 2007. Sopra Group intends to merge the businesses of Tumbleweed with those of its subsidiary, Axway, a leading global provider of collaborative business solutions which reported fiscal 2007 revenue of €145 million ($218 million) and a 10% EBIT margin.

Sopra Group expects this transaction to be accretive. In 2009, the combined entity of Axway and Tumbleweed expects to generate revenue of around €230 million with an operating margin between 12-15%.

The CEO of Axway, Christophe Fabre, and the CEO of Tumbleweed, Jim Scullion, share a common vision about the market and the solutions required to drive it. According to Scullion, “Tumbleweed is a natural fit with Axway. We are confident that the combined product offering will benefit customers from both companies and increase long-term growth prospects.”

Fabre adds, “The combined entity is expected to more than double Axway’s North American revenue. In addition, our respective customers will have access to a highly attractive set of products, solutions and services.”

The proposed transaction has been approved by Sopra Group’s Board of Directors. Tumbleweed’s Board of Directors also approved the transaction and will recommend that its shareholders accept the offer. The transaction is subject to regulatory approvals and other customary closing conditions and is expected to close in the third quarter of 2008.

Sopra Group expects to fund the transaction through its existing lines of credit. Given the complementary nature of Axway’s and Tumbleweed’s businesses, Sopra Group expects to recognize synergies through both revenue growth and cost savings.

International Conference / Webcast Information

An informational meeting conducted by the management teams to discuss the proposed transaction will take place today at 10:30 a.m. CET and will be held in the Sopra Group head office located at 9 bis, rue de Presbourg, 75116 Paris. This meeting, which will be held in French, is open to all interested parties. A replay of the meeting, as well as an English translation, will be available at www.finance.sopragroup.com and www.tumbleweed.com for those unable to attend the live session.

Sopra Group - Société Anonyme with share capital of €46 686 124 - 326 820 065 RCS Annecy - APE 722A Registered office: PAE - Les Glaisins - F-74940 Annecy-le-Vieux - Tel.: +33 (0)4 50 33 30 30	Head office 9 bis, rue de Presbourg FR 75116 Paris Tel.: +33 (0)1 40 67 29 29 Fax: +33 (0)1 40 67 29 30 www.sopragroup.com

Additional Information and where to find it

This communication may be deemed to be solicitation material in respect of the proposed merger of Tumbleweed by Sopra Group and Axway. In connection with the proposed merger, Axway and Tumbleweed intend to file relevant materials with the SEC, including Tumbleweed's proxy statement on Schedule 14A. STOCKHOLDERS OF TUMBLEWEED ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING TUMBLEWEED’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and Tumbleweed stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Tumbleweed. Such documents are not currently available.

Participants in Solicitation

The directors of Sopra Group, Axway, and Tumbleweed, may be deemed to be participants in the solicitation of proxies from the holders of Tumbleweed common stock in respect of the proposed transaction. Information about the directors of Sopra Group is set forth in the 2007 Reference Document which was filed with the AMF (Autorité des marchés financiers) on April 23, 2008. In addition, the following executives of Sopra Group/Axway may deemed to be participants: Christophe Fabre, Dave Bennett, Scott Hausman et Kathleen Clark Bracco.  Information about the directors and executive officers of Tumbleweed is set forth in the proxy statement for Tumbleweed's 2008 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2008. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the merger when it becomes available.

Forward-Looking Statements

This press release and the information meeting announced in it contain forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, actual results could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the anticipated timing of filings and approvals relating to the transaction; the expected timing of the completion of the transaction; the expected benefits and costs of the transaction; management plans relating to the transaction; the ability to complete the transaction considering the various closing conditions, including those conditions related to antitrust and CFIUS (Exon-Florio) regulations; any projections of earnings, revenues, synergies, accretion, margins or other financial items; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include risks related to the timing or ultimate completion of the transaction; the possibility that expected benefits may not materialize as expected; that, prior to the completion of the transaction, Tumbleweed’s business may not perform as expected due to uncertainty; that the parties are unable to successfully implement integration strategies; and other risks and uncertainties that are beyond the control of Sopra Group and Tumbleweed. Sopra Group and Tumbleweed disclaim any obligation to update or correct any forward-looking statements made herein due to the occurrence of events after the issuance of this press release.

Sopra Group - Société Anonyme with share capital of €46 686 124 - 326 820 065 RCS Annecy - APE 722A Registered office: PAE - Les Glaisins - F-74940 Annecy-le-Vieux - Tel.: +33 (0)4 50 33 30 30	Head office 9 bis, rue de Presbourg FR 75116 Paris Tel.: +33 (0)1 40 67 29 29 Fax: +33 (0)1 40 67 29 30 www.sopragroup.com

About Sopra Group

One of the leaders in the European consulting and IT services market, Sopra Group generated revenue of 1 billion euros in 2007 and has a human and intellectual resource potential of over 11,000 people. Thanks to a longstanding culture of excellence and strong sector-specific, functional and technological know-how, the Group offers its clients an end to end approach based on a well-honed business model. Sopra Group’s ambition is to allow its clients to focus on transformation projects that will give them a competitive edge and help them drive growth. Sopra Group’s savoir-faire encompasses prior strategic reflection through to the supervision and implementation of major systems integration and application outsourcing projects. The Group also pursues the worldwide deployment of its activities in both application integration and business process management through its subsidiary Axway, one of the leading providers of Collaborative Business Solutions, with a complete range of solutions and services. For more information, please go to our website www.sopragroup.com.

About Axway

Axway is one of the leading global providers of collaborative business solutions. Axway establishes the dynamic connections – within and among enterprises – that make companies easier to do business with. Spanning all industries, over 8000 organizations in more than 100 countries depend on Axway to manage and control their business-critical information in motion – improving value chain efficiency, regulatory compliance and quality of service. Built on a service-oriented architecture (SOA), Axway’s Synchrony™ solutions feature a highly flexible integration and B2B framework, business and technical analytics, and professional services. Axway also offers customized solutions for the financial services, life sciences and automotive industries. Many of Axway’s solutions are available in a software-as-a-service (SaaS) model. A subsidiary of Sopra Group, SA, Axway is headquartered in Scottsdale, Arizona.

About Tumbleweed

Tumbleweed Communications Corp. (NASDAQ:TMWD), an industry leader in managed file transfer, email security and identity validation, provides enterprise-class solutions to organizations of all sizes. Tumbleweed’s innovative products enable organizations to effectively manage and protect business-critical Internet communications, with capabilities that span secure file transfer, encryption, data loss prevention, and email security. Tumbleweed has more than 3,300 customers worldwide, including blue-chip companies across an array of industries such as technology, retail, finance, healthcare, manufacturing, consumer packaged goods, telecom, energy, and the U.S. Government. The world’s most security conscious organizations rely upon Tumbleweed technology including Bank of America Securities, JP Morgan Chase & Co., the U.S. Food and Drug Administration, and the U.S. Department of Defense. Our award-winning products build on 15 years of R&D and 29 security patents in the U.S. alone – many of which are licensed by other security vendors. More information can be found at www.tumbleweed.com.

Contacts

Investor Relations Sopra Group: Kathleen Bracco – +33 (0)1 40 67 29 61 – kbraccoclark@sopragroup.com

Press Relations Sopra Group: Virginie Legoupil – +33 (0)1 40 67 29 41 – vlegoupil@sopragroup.com

Investor Relations Tumbleweed: Matt Clawson – +1 949 474-4300 – matt@allencaron.com

Press Relations Tumbleweed: Erika Blaney – +1 650 216 2110 – eblaney@tumbleweed.com

Press Relations Axway: Lori Bush Shepard – +1 480 627 1836 – lbshepard@us.axway.com

Sopra Group - Société Anonyme with share capital of €46 686 124 - 326 820 065 RCS Annecy - APE 722A Registered office: PAE - Les Glaisins - F-74940 Annecy-le-Vieux - Tel.: +33 (0)4 50 33 30 30	Head office 9 bis, rue de Presbourg FR 75116 Paris Tel.: +33 (0)1 40 67 29 29 Fax: +33 (0)1 40 67 29 30 www.sopragroup.com